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                                                                    EXHIBIT 23.1

Consent of Independent Auditor

To the Board of Directors and Stockholder of Revenge Marine, Inc.

We hereby do consent to the inclusion of the June 30, 1998 Independent Auditor's Report in the Revenge Marine, Inc. Form 10 or Form 10-SB for the year ended June 30, 1998.

Yours very truly,

CROSS AND ROBINSON

/s/ Cross and Robinson

Certified Public Accountants

September 8, 1998